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                                                                     EXHIBIT 23.


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41985, 33-41596, 33-48944, 33-48954, 33-68356, 33-
68372, 33-83262, 33-83264, and 33-83266) of Computer Network Technology
Corporation on Form S-8 and the related Reoffer Prospectuses prepared in accordance with Form S-3 of our reports dated February 1, 1996 relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports appear, or are incorporated by reference, in the December 31, 1995 annual report on Form 10-K of Computer Network Technology Corporation.




                                       KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 26, 1996